                                                                                               Exhibit 21.1

                               SUBSIDIARIES OF TROPICAL SPORTSWEAR INT'L CORPORATION

         SUBSIDIARY                                    PLACE OF INCORPORATION
         ----------                                    ----------------------

Savane International Corp.                                    Texas
Duck Head Apparel Company, LLC                                Georgia
Delta Merchandising, Inc.                                     South Carolina
Farah Manufacturing (U.K.) Limited                            England
Farah (Australia) Pty. Limited                                Australia
Farah (New Zealand) Limited                                   New Zealand